EXHIBIT 99.1

Icahn Enterprises L.P.

Investor Contacts:
SungHwan Cho, Chief Financial Officer
Peter Reck, Chief Accounting Officer
(212) 702-4300

For Release: March 3, 2014

Icahn Enterprises L.P. Reports Fourth Quarter and Record Full Year 2013 Financial Results

•	Record 2013 Net Income Attributable to Icahn Enterprises of $1.0 billion, or $9.07 per LP unit (An increase of 144% vs prior year)

•	Record 2013 Adjusted EBITDA attributable to Icahn Enterprises of $1.9 billion

•	Board Approves Increase in Quarterly Distribution to $1.50 per depository unit (An Increase from $5.00 to $6.00 in the Annual Distribution)

New York, NY - Icahn Enterprises L.P. (NASDAQ:IEP) is reporting full year 2013 revenues were $20.7 billion and net income attributable to Icahn Enterprises was $1.0 billion, or $9.07 per LP unit, an increase of 144% compared to the prior year. For the full year 2012, revenues were $15.8 billion and net income attributable to Icahn Enterprises was $396 million, or $3.72 per LP unit. Adjusted EBITDA attributable to Icahn Enterprises was $1.9 billion for the full year 2013 compared to $1.5 billion for the full year 2012. Adjusted EBIT attributable to Icahn Enterprises was $1.4 billion for the full year 2013 compared to $1.1 billion for the full year 2012.

For the fourth quarter of 2013, revenues were $4.9 billion and net income attributable to Icahn Enterprises was $222 million, or $1.90 per LP unit. For fourth quarter of 2012, revenues were $4.3 billion and net income attributable to Icahn Enterprises was $6 million, or $0.05 per LP unit. For the fourth quarter of 2013, Adjusted EBITDA attributable to Icahn Enterprises was $282 million compared to $331 million in the fourth quarter of 2012. For the fourth quarter of 2013, Adjusted EBIT attributable to Icahn Enterprises was $140 million compared to $200 million in the fourth quarter of 2012.

On February 25, 2014, the Board of Directors of the general partner of Icahn Enterprises declared a quarterly distribution in the amount of $1.50 per depositary unit increasing our annualized distribution from $5.00 to $6.00. The quarterly distribution is payable in either cash or additional depositary units, at the election of each depositary unit holder and will be paid on or about April 22, 2014 to depositary unit holders of record at the close of business on March 13, 2014.

Mr. Icahn stated, “I am pleased to report record earnings in 2013. The financial performance of Icahn Enterprises demonstrates the power of our activist strategy both in our investment funds and our operating companies. We are off to a strong start in 2014. As a result of our strong performance and positive outlook, we are happy to increase the distribution by 20%. I encourage you to read my letter to IEP shareholders for a more in-depth discussion regarding the advantages of shareholder activism at www.shareholderssquaretable.com or www.ielp.com.”

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Icahn Enterprises L.P. (NASDAQ:IEP), a master limited partnership, is a diversified holding company engaged in nine primary business segments: Investment, Automotive, Energy, Metals, Railcar, Gaming, Food Packaging, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

Results for any interim period are not necessarily indicative of results for any full fiscal period. This release contains certain

"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Among these risks and uncertainties are risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, losses in the private funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risk related to our gaming operations, including reductions in discretionary spending due to a downturn in the local, regional or national economy, intense competition in the gaming industry from present and emerging internet online markets and extensive regulation; risks related to our railcar activities, including reliance upon a small number of customers that represent a large percentage of revenues and backlog, the health of and prospects for the overall railcar industry and the cyclical nature of the railcar manufacturing business; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not necessarily indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit amounts)

	Three Months Ended December 31,
	2013	2012
Revenues:	(Unaudited)
Net sales	$4,533	$3,993
Other revenues from operations	242	211
Net gain from investment activities	143	67
Interest and dividend income	68	34
Other loss, net	(114)	(14)
	4,872	4,291
Expenses:
Cost of goods sold	4,204	3,617
Other expenses from operations	122	115
Selling, general and administrative	358	337
Restructuring	28	10
Impairment	9	42
Interest expense	138	149
	4,859	4,270
Income before income tax benefit	13	21
Income tax benefit	392	60
Net income	405	81
Less: net income attributable to non-controlling interests	(183)	(75)
Net income attributable to Icahn Enterprises	$222	$6

Net income attributable to Icahn Enterprises allocable to:
Limited partners	$218	$5
General partner	4	1
	$222	$6

Basic income per LP unit	$1.91	$0.05
Basic weighted average LP units outstanding	114	105

Diluted income per LP unit	$1.90	$0.05
Diluted weighted average LP units outstanding	115	105
Cash distributions declared per LP unit	$1.25	$0.10

CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit amounts)

	Year Ended December 31,
	2013	2012	2011
Revenues:
Net sales	$17,785	$14,574	$9,127
Other revenues from operations	988	951	933
Net gain from investment activities	1,694	343	1,905
Interest and dividend income	194	103	126
Other income (loss), net	21	(175)	(72)
	20,682	15,796	12,019
Expenses:
Cost of goods sold	15,809	12,606	7,871
Other expenses from operations	504	502	505
Selling, general and administrative	1,417	1,275	1,237
Restructuring	50	31	11
Impairment	16	129	71
Interest expense	560	572	490
	18,356	15,115	10,185
Income before income tax (expense) benefit	2,326	681	1,834
Income tax benefit (expense)	118	81	(34)
Net income	2,444	762	1,800
Less: net income attributable to non-controlling interests	(1,419)	(366)	(1,050)
Net income attributable to Icahn Enterprises	$1,025	$396	$750

Net income attributable to Icahn Enterprises allocable to:
Limited partners	$1,005	$379	$735
General partner	20	17	15
	$1,025	$396	$750

Basic income per LP unit	$9.14	$3.72	$8.35
Basic weighted average LP units outstanding	110	102	88

Diluted income per LP unit	$9.07	$3.72	$8.15
Diluted weighted average LP units outstanding	111	102	93
Cash distributions declared per LP unit	$4.50	$0.40	$0.55

CONSOLIDATED BALANCE SHEETS
(In millions, except unit amounts)

	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$3,262	$3,108
Cash held at consolidated affiliated partnerships and restricted cash	396	963
Investments	12,261	5,491
Accounts receivable, net	1,750	1,854
Due from brokers	35	567
Inventories, net	1,902	1,955
Property, plant and equipment, net	8,077	7,661
Goodwill	2,074	2,082
Intangible assets, net	1,113	1,206
Other assets	875	1,045
Total Assets	$31,745	$25,932
LIABILITIES AND EQUITY
Accounts payable	$1,353	$1,388
Accrued expenses and other liabilities	2,196	1,499
Deferred tax liability	1,394	1,335
Securities sold, not yet purchased, at fair value	884	533
Due to brokers	2,203	—
Post-employment benefit liability	1,111	1,488
Debt	9,295	9,873
Total liabilities	18,436	16,116

Commitments and contingencies

Equity:
Limited partners: Depositary units: 115,900,309 and 104,850,813 units issued and outstanding at December 31, 2013 and 2012, respectively	6,308	4,913
General partner	(216)	(244)
Equity attributable to Icahn Enterprises	6,092	4,669
Equity attributable to non-controlling interests	7,217	5,147
Total equity	13,309	9,816
Total Liabilities and Equity	$31,745	$25,932

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in evaluating its performance. These include non-GAAP EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT. EBITDA represents earnings before interest expense, income tax (benefit) expense and depreciation and amortization. EBIT represents earnings before interest expense and income tax (benefit) expense. We define Adjusted EBITDA and Adjusted EBIT as EBITDA and EBIT, respectively, excluding the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share-based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non-operational charges. We present EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT on a consolidated basis and attributable to Icahn Enterprises net of the effect of non-controlling interests. We conduct substantially all of our operations through subsidiaries. The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us.

We believe that providing EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share-based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non-operational charges. Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt. Management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods. Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets. Additionally, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed.

EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U.S. GAAP. For example, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT:

•	do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the industries in which we operate may calculate EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT differently than we do, limiting their usefulness as comparative measures. In addition, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Given these limitations, we rely primarily on our U.S. GAAP results and use EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT only as a supplemental measure of our financial performance.

Use of Indicative Net Asset Value Data

The Company uses indicative net asset value as an additional method for considering the value of the Company’s assets, and we believe that this information can be helpful to investors. Please note, however, that the indicative net asset value does not represent the market price at which the units trade. Accordingly, data regarding indicative net asset value is of limited use and should not be considered in isolation.

The Company's depository units are not redeemable, which means that investors have no right or ability to obtain from the Company the indicative net asset value of units that they own. Units may be bought and sold on The NASDAQ Global Select Market at prevailing market prices. Those prices may be higher or lower than the indicative net asset value of the units as calculated by management.

See below for more information on how we calculate the Company’s indicative net asset value.

($ in millions)	December 31,
	2013	2012
Market-valued Subsidiaries:	(unaudited)
Holding Company interest in Funds (1)	$3,696	$2,387
CVR Energy (2)	3,092	3,474
CVR Refining - direct holding (2)	136	—
Federal-Mogul (2)	2,383	615
American Railcar Industries (2)	543	377
Total market-valued subsidiaries	$9,850	$6,853

Other Subsidiaries:
Tropicana (3)	$444	$512
Viskase (3)	290	268
Real Estate Holdings (4)	711	763
PSC Metals (4)	273	338
WestPoint Home (4)	191	256
AEP Leasing / ARL (5)	754	60
Total - other subsidiaries	$2,663	$2,196
Add: Holding Company cash and cash equivalents (6)	782	1,045
Less: Holding Company debt (6)	(4,016)	(4,082)
Add: Other Holding Company net assets (7)	(147)	86
Indicative Net Asset Value	$9,132	$6,098

Indicative net asset value does not purport to reflect a valuation of IEP. The calculated Indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, express or implied is made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary.

(1)	Fair market value of Holding Company's interest in the Funds and Investment segment cash as of each respective date.

(2)	Based on closing share price on each date and the number of shares owned by the Holding Company as of each respective date.

(3)
Amounts based on market comparables due to lack of material trading volume. Tropicana valued at 8.0x Adjusted EBITDA for the twelve months ended December 31, 2012 and December 31, 2013. Viskase valued at 11.0x Adjusted EBITDA for the twelve months ended December 31, 2012 and 9.5x for the twelve months ended December 31, 2013.

(4)	Represents equity attributable to us as of each respective date.

(5)	December 31, 2012 represents book value of AEP Leasing. For December 31, 2013 ARL value assumes the present value of cash flows from leased railcars plus working capital.

(6)	Holding Company's balance as of each respective date.

(7)	Represents Holding Company net assets as of each respective date.

($ in millions)	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Consolidated Adjusted EBITDA:	(Unaudited)
Net income	$405	$81	$2,444	$762
Interest expense, net	134	143	544	554
Income tax expense (benefit)	(392)	(60)	(118)	(81)
Depreciation and amortization	184	174	708	607
Consolidated EBITDA	$331	$338	$3,578	$1,842
Impairment of assets	9	42	16	129
Restructuring costs	28	10	50	31
Non-Service cost US based pensions	1	12	5	38
FIFO impact unfavorable (favorable)	62	23	(21)	71
Unrealized loss/(gain) on certain derivatives	126	(50)	(51)	68
OPEB curtailment gain	—	—	(19)	(51)
Major scheduled turnaround expense	—	94	—	107
Certain share-based compensation expense	7	10	28	34
Net loss on divestitures	3	—	60	—
Net loss on extinguishment of debt	5	6	—	10
Other	(1)	25	25	39
Consolidated Adjusted EBITDA	$571	$510	$3,671	$2,318

IEP Adjusted EBITDA:
Net income attributable to IEP	$222	$6	$1,025	$396
Interest expense, net	118	119	464	456
Income tax expense (benefit)	(381)	(68)	(170)	(128)
Depreciation and amortization	142	131	485	434
EBITDA attributable to IEP	$101	$188	$1,804	$1,158
Impairment of assets	7	38	14	106
Restructuring costs	24	9	41	25
Non-Service cost US based pensions	—	9	4	29
FIFO impact unfavorable (favorable)	39	24	(15)	58
Unrealized loss/(gain) on certain derivatives	78	(39)	(43)	57
OPEB curtailment gain	—	—	(15)	(40)
Major scheduled turnaround expense	—	78	—	88
Certain share-based compensation expense	6	1	20	27
Net loss on divestitures	2	—	46	—
Net loss on extinguishment of debt	3	5	—	7
Other	22	18	40	31
Adjusted EBITDA attributable to IEP	$282	$331	$1,896	$1,546

($ in millions)	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Consolidated Adjusted EBIT:	(Unaudited)
Net income	$405	$81	$2,444	$762
Interest expense, net	134	143	544	554
Income tax expense (benefit)	(392)	(60)	(118)	(81)
Consolidated EBIT	$147	$164	$2,870	$1,235
Impairment of assets	9	42	16	129
Restructuring costs	28	10	50	31
Non-Service cost US based pensions	1	12	5	38
FIFO impact unfavorable (favorable)	62	23	(21)	71
Unrealized loss/(gain) on certain derivatives	126	(50)	(51)	68
OPEB curtailment gain	—	—	(19)	(51)
Major scheduled turnaround expense	—	94	—	107
Certain share-based compensation expense	7	10	28	34
Net loss on divestitures	3	—	60	—
Net loss on extinguishment of debt	5	6	—	10
Other	(1)	25	25	39
Consolidated Adjusted EBIT	$387	$336	$2,963	$1,711

IEP Adjusted EBIT:
Net income attributable to IEP	$222	$6	$1,025	$396
Interest expense, net	118	119	464	456
Income tax expense (benefit)	(381)	(68)	(170)	(128)
EBIT attributable to IEP	$(41)	$57	$1,319	$724
Impairment of assets	7	38	14	106
Restructuring costs	24	9	41	25
Non-Service cost US based pensions	—	9	4	29
FIFO impact unfavorable (favorable)	39	24	(15)	58
Unrealized loss/(gain) on certain derivatives	78	(39)	(43)	57
OPEB curtailment gain	—	—	(15)	(40)
Major scheduled turnaround expense	—	78	—	88
Certain share-based compensation expense	6	1	20	27
Net loss on divestitures	2	—	46	—
Net loss on extinguishment of debt	3	5	—	7
Other	22	18	40	31
Adjusted EBIT attributable to IEP	$140	$200	$1,411	$1,112